                                                                      APPENDIX B

                           MASTER RELATED AGREEMENT TO
                           SECOND AMENDED AND RESTATED
                          MASTER DISTRIBUTION PLAN FOR
                          SHORT-TERM INVESTMENTS TRUST
                            AND AMENDED AND RESTATED
                          MASTER DISTRIBUTION PLAN FOR
                         AND TAX-FREE INVESTMENTS TRUST

This Master Related Agreement ("Agreement") is entered into in accordance with Rule 12b-1 ("Rule 12b-1") under the Investment Company Act of 1940 ( "1940 Act"), as amended, by Short-Term Investments Trust and Tax-Free Investments Trust (each individually referred to as a "Trust", or collectively, "Trusts"), on behalf of each of their respective series of beneficial interest set forth in Schedule A to this Agreement ("Portfolio" or "Portfolios") with respect to the classes of shares ("Class" or "Classes") of the Portfolios also listed on Schedule A, and Fund Management Company ("Distributor"). This Agreement defines the services to be provided by Distributor, or its designees, for which it is to receive payments pursuant to the Amended and Restated Master Distribution Plan or Second Amended and Restated Master Distribution Plan, as applicable (together, the "Plan"), adopted by the Trusts. The Plan has been approved in accordance with Rule 12b-1. The provisions of this Agreement are severable for each Portfolio and Class thereof.

1. Distributor may use the payments received pursuant to paragraph 2 of this Agreement to finance distribution-related services. Distribution-related services shall mean any activity which is primarily intended to result in the sale of shares of the Classes, including, but not limited to: (i) organizing and conducting sales seminars; (ii) implementing advertising programs; (iii) engaging finders and paying finders fees; (iv) printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders;
         (v) preparing and distributing advertising material and sales literature; and (vi) administering the Plan. Distributor may provide such distribution-related services either directly or through broker-dealers, banks, and other financial institutions ("Indirect Service Providers"). Distributor and any broker-dealer, bank, and other financial institution that has entered into a related agreement with the Trust(s) that has been approved by the Board(s) of Trustees of the Trust(s) in accordance with the terms of the Plan ("Direct Service Providers") will be deemed to have performed all services required to be performed in order to be entitled to receive payments for distribution-related services with respect to a share of a particular Class pursuant to the Plan upon the settlement of the sale of such share (or a share of another portfolio from which such share derives). Nothing in the foregoing sentence shall be interpreted to require payments for distribution-related services with respect to a share of a particular Class after such share has been redeemed.

         Distributor may also use payments received pursuant to paragraph 2 of this Agreement to finance payments of service fees for personal continuing shareholder services ("shareholder services"). Shareholder services may include, but shall not be limited to, the following: (i) distributing sales literature to customers; (ii) answering routine customer inquiries concerning the Portfolios and their respective Classes; (iii) assisting customers in changing dividend options, account designations and addresses; (iv) assisting customers in enrolling in any of several retirement plans offered in connection with the purchase of shares of the Portfolios; (v) assisting customers in the establishment and maintenance of customer accounts and records;
         (vi) assisting customers in the placement of purchase and redemption transactions; (vii) assisting customers in investing dividends and capital gains distributions automatically in shares of the

         Portfolios; and (viii) providing such other services as the Portfolios or the customers may reasonably request, so long as such other services are covered by the term "service fee" as such term is defined and interpreted by the NASD, Inc. Distributor may implement these shareholder servicing arrangements either directly or through Indirect Service Providers.

         Any payments that Distributor may make to Indirect Service Providers are obligations of Distributor and not of the Trusts.

2. For services provided by Distributor or its designee pursuant to this Agreement, each Portfolio shall pay Distributor a fee, calculated at the end of each month. The maximum amount payable by a Portfolio with respect to a particular Class pursuant to this Agreement is set forth in Appendix A and is qualified by this paragraph 2. The maximum fee payable by a Portfolio with respect to a Class for the provision of distribution-related services shall not exceed seventy-five one hundredths of one percent (0.75%) per annum of the average daily net assets of the Class. The maximum fee payable by a Portfolio with respect to a Class for the provision of shareholder services shall not exceed twenty-five one hundredths of one percent (0.25%) per annum of the average daily net assets of the Class. Of the total fees paid by a Portfolio with respect to a particular Class to Distributor and any Direct Service Provider for shareholder services and distribution-related services, amounts up to and including the first twenty-five one hundredths of one percent (0.25%) per annum shall be considered a fee for shareholder services and any amounts above twenty-five one hundredths of one percent (0.25%) per annum shall be considered a fee for distribution-related services.

         To the extent any payments by a Portfolio to a Direct Service Provider with respect to a particular Class are less than the lesser of (A) the amount set forth in Schedule A to this Agreement for that particular Class or (B) the amount that the Portfolio is currently paying with respect to that particular Class as a result of any fee waivers or reimbursements, the difference shall be paid by the Portfolio to Distributor.

3. The total of the fees calculated for all of the Portfolios listed on Schedule A for any period with respect to which calculations are made shall be paid to Distributor within 10 days after the close of each month.

4. Distributor shall provide quarterly written reports to the Boards of Trustees of the Trusts in accordance with the terms of the Plan and shall furnish such other information as the Boards of Trustees may reasonably request in connection with payments made pursuant to the Plan or this Agreement in order to enable the Board of Trustees to make an informed determination of the nature and value of such expenditures.

5. This Agreement shall become effective immediately upon its approval in accordance with Rule 12b-1 and continue in effect thereafter with respect to any Class for a period of more than one year only so long as such continuance is specifically approved, at least annually, by each Trust's Board of Trustees, including the trustees who are not "interested persons" of the Trust, as such term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Non-Interested Trustees"), by vote cast in person at a meeting called for the purpose of voting on this Agreement.

6. This Agreement may be terminated with respect to any Class at any time, without payment of any penalty, (i) by vote of a majority of the Non-Interested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the applicable Class upon 10 days' written notice to Distributor. Distributor may terminate this Agreement upon 10 days' written notice to the Trusts. This Agreement will automatically terminate by any act which terminates the Plan or in the event of its "assignment" as that term is defined in the 1940 Act.

7. This Agreement may be amended by mutual written agreement of the parties.

8. Distributor may enter into other similar Master Related Agreements with any other investment company without a Trust's consent.

9. This Agreement and all rights and obligations of the parties hereunder will be governed by and construed under the laws of the State of Texas without regard to its choice of law provisions.


EFFECTIVE FEBRUARY 25, 2005.        FUND MANAGEMENT COMPANY

                                    By: /s/ Karen Dunn Kelley
                                        ----------------------------------------

                                    Name:  Karen Dunn Kelley
                                    Title: President


                                    SHORT-TERM INVESTMENTS TRUST
                                    on behalf of each Portfolio listed on
                                    Schedule A with respect to the Classes of each such Portfolio

                                    By: /s/ Robert H. Graham
                                        ----------------------------------------

                                    Name:  Robert H. Graham
                                    Title: President


                                    TAX-FREE INVESTMENTS TRUST
                                    on behalf of each Portfolio listed on
                                    Schedule A with respect to the Classes of each such Portfolio

                                    By: /s/ Robert H. Graham
                                        ----------------------------------------

                                    Name:  Robert H. Graham
                                    Title: President

                 SCHEDULE "A" TO MASTER RELATED AGREEMENT TO THE
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

SHORT TERM INVESTMENTS TRUST

  GOVERNMENT & AGENCY PORTFOLIO                                        MAXIMUM ANNUAL RATE
                                                                       -------------------
         Reserve Class                                                      1.00%
         Personal Investment Class                                          0.75%
         Private Investment Class                                           0.50%
         Sweep Class                                                        0.25%
         Resource Class                                                     0.20%
         Cash Management Class                                              0.10%
         Corporate Class                                                    0.03%

  GOVERNMENT TAXADVANTAGE PORTFOLIO
         Reserve Class                                                      1.00%
         Personal Investment Class                                          0.75%
         Private Investment Class                                           0.50%
         Sweep Class                                                        0.25%
         Resource Class                                                     0.20%
         Cash Management Class                                              0.10%
         Corporate Class                                                    0.03%

  LIQUID ASSETS PORTFOLIO
         Reserve Class                                                      1.00%
         Personal Investment Class                                          0.75%
         Private Investment Class                                           0.50%
         Sweep Class                                                        0.25%
         Resource Class                                                     0.20%
         Cash Management Class                                              0.10%
         Corporate Class                                                    0.03%

  STIC PRIME PORTFOLIO
         Reserve Class                                                      1.00%
         Personal Investment Class                                          0.75%
         Private Investment Class                                           0.50%
         Sweep Class                                                        0.25%
         Resource Class                                                     0.20%
         Cash Management Class                                              0.10%
         Corporate Class                                                    0.03%

  TREASURY PORTFOLIO
         Reserve Class                                                      1.00%
         Personal Investment Class                                          0.75%
         Private Investment Class                                           0.50%
         Sweep Class                                                        0.25%
         Resource Class                                                     0.20%
         Cash Management Class                                              0.10%
         Corporate Class                                                    0.03%

                 SCHEDULE "A" TO MASTER RELATED AGREEMENT TO THE
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


TAX-FREE INVESTMENTS TRUST

  TAX-FREE CASH RESERVE PORTFOLIO                                      MAXIMUM ANNUAL RATE
                                                                       -------------------
         Reserve Class                                                       1.00%
         Personal Investment Class                                           0.75%
         Private Investment Class                                            0.50%
         Sweep Class                                                         0.25%
         Resource Class                                                      0.20%
         Cash Management Class                                               0.10%
         Corporate Class                                                     0.03%